HAROLD Y. SPECTOR, CPA
CAROL S. WONG, CPA

SPECTOR & WONG, LLP
Certified Public Accountants
(888) 584-5577
FAX (626) 584-6447
spectorwongcpa@aol.com

80 SOUTH LAKE AVENUE
SUITE 723
PASADENA, CALIFORNIA 91101

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FIRM

We hereby consent to the inclusion in this annual report on Form 10-KSB under the caption "*Experts*", the reference to our report dated April 12, 2008 with respect to the Financial Statements of uKarma Corporation for the year ended December 31, 2007.

Spector & Wong, LLP
May 15, 2008
Pasadena, California